EXHIBIT 10.5

STOCK RESTRICTION AGREEMENT

AGREEMENT made this     th day of                      (the “Grant Date”) between Soapstone Networks Inc., a Delaware corporation (the “Company”), and                      (the “Employee”) (the “Agreement”).

Recitals:

The Employee has been granted                      shares (the “Shares”) of the Common Stock, $.0001 par value per share (the “Common Stock”), of the Company pursuant to the Company’s 2008 Global Stock Plan, as amended, (the “Plan”) in consideration of $             per share and subject to the terms and conditions of this Agreement.

The Company wishes to continue to retain the Employee as an employee of the Company and the Employee wishes to continue to be retained by the Company.

In consideration of the mutual covenants contained herein and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Grant. Subject to the terms and conditions of the Plan, the Company hereby grants and issues to the Employee _____ shares of Common Stock (the “Shares”) in consideration of the payment to the Company of an amount equal to $____ per share. The Shares granted pursuant to the Plan shall be subject to forfeiture, if, in the discretion of the Board of Directors (the “Board”) or any one or more committees or subcommittees of the Board authorized under the Plan to administer the Plan (a “Committee”), the Employee has not, within a reasonable period of time following the grant of the Shares, executed any instrument required by the Board or a Committee to be executed in connection with such grant. The Shares will be evidenced by this Agreement and the Employee will not receive a stock certificate for the Shares. The Employee will have his or her ownership of the Shares registered only in book-entry form in the records of the transfer agent for the Company’s Common Stock. Book-entry registration refers to a method of recording stock ownership in which no share certificates are issued to stockholders. Any inconsistency between this Agreement and the Plan shall be governed by the Plan.

2. Vesting of Shares if Business Relationship Continues.

(a) If the Employee has continued to serve the Company or any parent or subsidiary of the Company (a “Related Corporation”) in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship” with the Company or any Related Corporation) on any of the following dates, the Shares granted to the Employee shall vest as indicated below:

[On [date], [                    ] of the Shares shall vest.] [May have multiple vesting dates and portions of Shares subject to vesting]

[If [goal] is achieved by [date], then upon the Committee’s determination in accordance with Section 2(b) below, the transfer and forfeiture restrictions with respect to [                    ] of the Shares shall lapse and such Shares shall vest.] [May have multiple goals and dates and portions of Shares subject to vesting]

[On [date] (the “Vesting Date”), the shares that have not already vested pursuant to this Section 2(a) shall vest.

(i)	The Shares shall vest prior to the Vesting Date as follows:

•

If [goal] is achieved by [date], then upon the Committee’s determination in accordance with Section 2(b) below, the transfer and forfeiture restrictions with respect to [                    ] of the Shares shall lapse and such Shares shall vest.] [May have multiple goals and dates and portions of Shares subject to vesting]

Notwithstanding the foregoing, all Shares shall vest, if not otherwise vested, on the                      anniversary of the Grant Date, subject to the terms and conditions of this Agreement. [In addition, on the occurrence and consummation of an “Acquisition” (as defined and used in the Plan) prior to the                      anniversary of the Grant

Date, [the Shares shall vest or such other appropriate provision made in accordance with the Plan as determined by the Committee][                      additional Shares shall vest, if not otherwise vested, subject to the terms and conditions of this Agreement.]]

(b) Following the date the Employee ceases to maintain a Business Relationship with the Company or any Related Corporation, no unvested Shares shall become vested Shares with respect to the Employee, unless otherwise approved by the Board or its Committee. Any determination under this Agreement as to employment status or other matters relating to the exercise of this option or otherwise (including, without limitation, with respect to the achievement of any Performance Criteria (as defined and used in the Plan)) shall be made in good faith by the Board or its Committee, whose decision shall be binding on all parties. In such event, all unvested Shares shall be automatically and immediately forfeited by the Employee to the Company and the Common Stock represented by the unvested Shares shall again be available for the grant of awards under the Plan. The Employee hereby appoints the Company as the attorney-in-fact of the Employee to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are forfeited hereunder.

(c) Notwithstanding the foregoing, in accordance with and subject to the provisions of the Plan, the Committee may, in its discretion, accelerate the date that any installment of these Shares becomes exercisable.

3. Restrictions on Transfer. The Employee shall not sell, assign, transfer, pledge, or otherwise encumber all or any of his unvested Shares, except as permitted by the Plan.

4. Taxes

(a) The Company’s obligation to deliver the Shares to the Employee shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (“Withholding Taxes”). In order to satisfy all Withholding Taxes due with respect to the Employee’s Shares, the Employee agrees to the following:

(i) As a condition of receiving any vested Shares, on the date of this Agreement the Employee must execute the Irrevocable Standing Order to Sell Shares, attached hereto as Exhibit A (the “Standing Order”), which authorizes the Company and its authorized broker to take the actions described in this subsection 4.(a)(i). The Employee agrees to deposit a sufficient number of the Shares into his or her account at such broker and authorizes such broker to sell, at the market price and on the vesting date (or the first business day thereafter if the vesting date falls on a day when the market is closed), the number of vested Shares that the Company has instructed such broker is necessary to obtain proceeds sufficient to satisfy the Withholding Taxes, unless the Employee pays the Company sufficient funds in the form of cash to satisfy the Withholding Taxes within a period of time, as determined by the Company in its sole discretion if the Company so elects, prior to the vesting date. The Employee understands and agrees that the number of Shares that such broker will sell will be based on the market price of the Common Stock on the vesting date.

(ii) The Employee agrees that the proceeds received from the sale of vested Shares pursuant to Section 4.(a)(i) will be used to satisfy the Withholding Taxes and, accordingly, the Employee hereby authorizes such broker to pay such proceeds to the Company for such purpose. The Employee understands that to the extent that the proceeds obtained by such sale exceed the amount necessary to satisfy the Withholding Taxes, such excess proceeds shall be deposited into the Employee’s account at such broker. The Employee further understands that any remaining vested Shares shall be deposited into the Employee’s account at such broker.

(iii) The Employee acknowledges and agrees that, in the event that there is not a market in the Common Stock, the Company will have the right to make other arrangements to satisfy the Withholding Taxes due with respect to the Employee’s Shares.

(b) THE EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED THAT THE EMPLOYEE MUST DECIDE WHETHER OR NOT TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WITH RESPECT TO THE UNVESTED

SHARES; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN 30 DAYS OF THE EFFECTIVE GRANT DATE OF THE EMPLOYEE’S UNVESTED SHARES; AND THAT THE EMPLOYEE IS SOLELY RESPONSIBLE FOR MAKING OR NOT MAKING A TIMELY SECTION 83(b) ELECTION (AND OBTAINING TAX ADVICE CONCERNING WHETHER AND HOW TO MAKE SUCH ELECTION).

(c) The Employee hereby agrees to deliver to the Company a signed copy of any document he may execute and file with the Internal Revenue Service evidencing a Section 83(b) Election, and to deliver such copy to the Company prior to, or promptly upon, such filing, accompanied by a cash payment in the amount the Company anticipates is required to fulfill the Withholding Taxes. The Employee further agrees that the Company may withhold from the Employee’s wages or other remuneration the appropriate amount of Withholding Taxes (to the extent not covered by the Employee’s cash payment to the Company). The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

(d) The Employee understands that if he or she makes a timely election under Section 83(b) of the Internal Revenue Code to recognize taxable income with respect to the Shares and provides the Company with (i) a copy of such election, (ii) proof of filing such election and (iii) a cash payment in the amount the Company anticipates is required to fulfill the Withholding Taxes, the Company shall not enforce its rights under Section 4(a) and/or the Standing Order.

5. Adjustments to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the terms of the Shares shall be adjusted by the Company (or substituted awards may be made) in a manner determined to be equitable by the Committee.

6. “Stand-Off” Agreement. The Employee agrees that, if requested by the Company and the managing underwriter(s) of a public offering of the Company’s Common Stock, he will enter into an agreement with the Company and said underwriter(s) not to sell or otherwise transfer any Common Stock of the Company owned or controlled by him for a period of up to 210 days after the effective date of the registration statement for the offering, provided that all directors and executive officers of the Company enter into substantially the same agreement with respect to shares of the Company’s Common Stock owned or controlled by them or by organizations they represent.

7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

8. Waiver. Any provision contained in this Agreement may be waived on behalf of the Company, either generally or in any particular instance, by the Board or its Committee.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

10. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an employee of the Company.

11. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or via the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath signature to this Agreement or at such other address or addresses as either party shall designate to the other.

12. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

13. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

14. Amendment. In accordance with the Plan, the Committee may make amendments, modifications, or terminate any outstanding award (including the Shares); provided that the Employee consents to such action unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Employee.

15. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, exclusive of its choice of law or conflict of law rules. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SOAPSTONE NETWORKS INC.
296 Concord Road
Employee Signature	Billerica, MA 01821

By:
Print Name of Employee

Title	Title

Street Address

City State Zip Code

Telephone No. (with area code)

Tax ID/ Social Security No.

EXHIBIT A

FORM OF IRREVOCABLE STANDING ORDER TO SELL SHARES

I,                                 , have been granted                      shares of restricted stock by Soapstone Networks Inc. (“Soapstone”), that are evidenced by a restricted stock agreement between me and Soapstone (the “Agreement”), a copy of which is attached. Provided that I remain employed by Soapstone or one of its subsidiaries and do not have a change in service, the shares vest according to the vesting schedule set forth on the restricted stock agreement attached hereto.

Pursuant to the terms of the Agreement and as a condition of my receipt of the Shares (as defined below), I understand that, if I do not make a timely election under Section 83(b) of the Internal Revenue Code of 1986, as amended, on each vesting date I will recognize taxable ordinary income on the entire installment of shares of restricted stock vesting on that date (the “Shares”) and that a sufficient number of the Shares will be deposited into my account at the Company’s authorized broker to be sold to fulfill my withholding tax obligations and applicable broker commission. Therefore, I HEREBY DIRECT SUCH BROKER TO SELL, AT THE MARKET PRICE AND ON EACH VESTING DATE SET FORTH IN THE RESTRICTED STOCK AGREEMENT ATTACHED HERETO (OR THE FIRST BUSINESS DAY THEREAFTER IF A VESTING DATE SHOULD FALL ON A DAY WHEN THE NASDAQ STOCK MARKET, OR OTHER EXCHANGE UPON WHICH SOAPSTONE’S COMMON STOCK IS THEN TRADED, IS CLOSED), THE NUMBER OF SHARES THAT SOAPSTONE INFORMS SUCH BROKER IS SUFFICIENT TO SATISFY THE APPLICABLE WITHHOLDING TAXES AND BROKER COMMISSION, IF NECESSARY, WHICH SHALL BE CALCULATED BASED ON THE LAST REPORTED SALE PRICE OF SOAPSTONE’S COMMON STOCK ON EACH VESTING DATE. I understand that such broker will remit the proceeds, net of broker commissions, to Soapstone for payment of the withholding taxes due.

I understand that if I make a timely election under Section 83(b) of the Internal Revenue Code to recognize taxable income with respect to this grant of restricted stock and I provide Soapstone with (1) a copy of such election, (2) proof of filing such election and (3) a cash payment in the amount Soapstone anticipates is required to fulfill the tax withholding obligations with respect to the restricted stock, Soapstone shall not enforce its rights under this Irrevocable Standing Order to Sell Shares.

I hereby agree to indemnify and hold such broker harmless from and against all losses, liabilities, damages, claims and expenses, including reasonable attorneys’ fees and court costs, arising out of any (i) negligent act, omission or willful misconduct by Soapstone in carrying out actions pursuant to the third sentence of the second preceding paragraph and (ii) any action taken or omitted by such broker in good faith reliance upon instructions herein or upon instructions or information transmitted to such broker by Soapstone pursuant to the third sentence of the second preceding paragraph.

I understand and agree that by signing below, I am making an Irrevocable Standing Order to Sell Shares that will remain in effect until all of the shares of restricted stock held by me have vested. I intend this Irrevocable Standing Order to sell shares to be irrevocable, and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this Irrevocable Standing Order to sell Shares. I also agree that this Irrevocable Standing Order to Sell Shares is in addition to and subject to the terms and conditions of any Account Agreement that I enter into with such broker.

Signature:		Signature:
(Additional Account Holder)
Dated:	, 200	Dated:	, 200
Print Name:		Print Name:
Street Address:		Street Address:
City, State & Zip:		City, State & Zip:
Tax ID/ Social Security No.:		Tax ID/ Social Security No.: